As filed with the Securities and Exchange Commission on April 3, 2008
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-3203193
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mitchell H. Gold, M.D.
Chief Executive Officer
Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Richard F. Hamm, Jr.	Christopher M. Kelly
Dendreon Corporation	Jones Day
3005 First Avenue	901 Lakeside Avenue
Seattle, Washington 98121	Cleveland, Ohio 44114
Tel: (206) 256-4545	Tel: (216) 586-3939

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-141388
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered(1)(2)	Offering Price Per Unit(3)	Aggregate Offering Price(3)	Registration Fee(4)
Common Stock, par value $0.001 per share, including related rights to purchase Series A junior participating preferred stock(5)
Preferred Stock, par value $0.001 per share
Warrants
Debt Securities
Total	$29,360,000		$29,360,000	$1,154

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. This Registration Statement registers an indeterminate number of shares of common stock, preferred stock, warrants and debt securities that the Registrant may sell from time to time. The aggregate offering price for all common stock, preferred stock, principal amount of debt securities and number of warrants that the Registrant may sell from time to time pursuant to this Registration Statement will not exceed $29,360,000. Such amount represents the offering price of any shares of common stock, the principal amount of any debt securities issued at their stated principal amount and the issue price rather than the principal amount of any debt securities issued at an original issue discount. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered.

(3)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The Registrant previously registered common stock, preferred stock, warrants and debt securities with an aggregate public offering price of $146,800,000 on the Registration Statement on Form S-3 (File No. 333-141388). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of such securities having a proposed maximum offering price of no more than 20% of the maximum offering price of the securities eligible to be sold under the previous registration statement is hereby registered.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Subject to note (3) above, this registration statement also covers an indeterminate amount of shares of common stock as may be issued in exchange for, or upon conversion of, as the case may be, the debt securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities.

     The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION
     This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-141388) (the “Prior Registration Statement”), and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $29,360,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are hereby incorporated into this Registration Statement by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 3, 2008.

Dendreon Corporation
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Mitchell H. Gold, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2008
/s/ Gregory T. Schiffman Gregory T. Schiffman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 3, 2008
/s/ Gregory R. Cox Gregory R. Cox	Principal Accounting Officer	April 3, 2008
* Richard B. Brewer	Chairman of the Board of Directors	April 3, 2008
Susan B. Bayh	Director
* Gerardo Canet	Director	April 3, 2008
* Bogdan Dziurzynski, D.P.A	Director	April 3, 2008
* M. Blake Ingle, Ph.D.	Director	April 3, 2008
* Ruth B. Kunath	Director	April 3, 2008

S-1

Signature	Title	Date
* David L. Urdal, Ph.D.	Director	April 3, 2008
* Douglas G. Watson	Director	April 3, 2008
*	This Registration Statement has been signed on behalf of the above officers and directors by Richard F. Hamm, Jr., as attorney-in-fact pursuant to a Power of Attorney filed as Exhibit 24.1 to the Prior Registration Statement.

Dated: April 3, 2008	By:	/s/ RICHARD F. HAMM, JR.
Richard F. Hamm, Jr.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Jones Day.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 filed by Dendreon Corporation on March 19, 2007, Registration No. 333-141388), incorporated herein by reference.